UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	October 21, 2004

TELEFLEX INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation or Organization)		Identification No.)

155 South Limerick Road, Limerick, Pennsylvania	19468

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(610) 948-5100

Not applicable

(Former Name or Former Address, If Changed Since Last Report)

Item 2.02. Results of Operations and Financial Condition.

     During a conference call held on October 21, 2004 by Teleflex Incorporated (the “Company”) to discuss its financial results for the quarter ended September 26, 2004, the Company referenced a slide presentation, which was made available in advance of the call through the Company’s website. The slide presentation is furnished as Exhibit 99.1 to this Current Report.

     In addition to the financial information included in the slide presentation that has been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), the slide presentation includes certain non-GAAP financial measures, which include free cash flow and debt to capital. With respect to such non-GAAP financial measures, the Company has provided a reconciliation of such non-GAAP financial measure to the most directly comparable GAAP financial measure.

     Management believes that free cash flow is a useful measure of cash performance because it provides a meaningful representation of those cash flows, both operating and capital, that are associated with the Company’s operations. In addition, management believes that the debt to capital financial measures provide a traditional means of assessing the Company’s exposure to risks associated with debt and its financing structure. However, these non-GAAP measures should be considered in addition to, not as a substitute for, or superior to other financial measures prepared in accordance with GAAP. Additionally, non-GAAP financial measures as presented by the Company may not be comparable to similarly titled measures reported by other companies.

     The information in this Current Report and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 7.01. Regulation FD Disclosure

     See Item 2.02 above.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

     99.1 Slide Presentation of Third Quarter Results

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2004	TELEFLEX INCORPORATED
	By:	/s/ Martin S. Headley
		Name:	Martin S. Headley
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Slide Presentation of Third Quarter Results